Exhibit 4.1












                               TELETRAC, INC.

                                    AND

                           HSBC BANK USA, TRUSTEE

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                           SUPPLEMENTAL INDENTURE

                        DATED AS OF _________, 2001

                                TO INDENTURE

                       DATED AS OF SEPTEMBER 29, 1999

              ------------------------------------------------

                                $15,000,000

                             9% NOTES DUE 2004

                           SUPPLEMENTAL INDENTURE

     SUPPLEMENTAL INDENTURE dated as of ________, 2001 to INDENTURE, dated as of September 29, 1999, between TELETRAC, INC., a Delaware corporation (the "Company") and HSBC BANK USA, as Trustee (the "Indenture").
Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

     WHEREAS, in accordance with the provisions of Section 9.02 of the Indenture, and as an inducement to Trafficmaster Plc ("Trafficmaster") and TT Merger Sub, Inc. ("Merger Sub") to enter into that certain Agreement and Plan of Merger dated as of ________, 2001 by and between the Company, Trafficmaster and Merger Sub and to consummate the transaction thereunder, the Holders of the requisite aggregate principal amount of the outstanding Notes have consented, by written act delivered to the Company, to the amendments to the provisions of the Indenture contained herein; and

     WHEREAS, the Board of Directors of the Company has approved the amendments to the provisions of the Indenture contained herein;

     NOW, THEREFORE, each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes:

     1. Section 4.08. Section 4.08(a)(iii) of the Indenture is hereby amended and restated in its entirety to read as follows:

          "voluntarily purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is expressly subordinated in right of payment to the Notes, except in accordance with the scheduled mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness or except for loans made to the Company by Trafficmaster Plc or any of its Subsidiaries; or"

     2. Section 4.11. Section 4.11 of the Indenture is hereby amended and restated in its entirety to read as follows:

          "The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell, lease, license, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless: (i) such Affiliate Transaction is on terms that are no less favorable to the Company or such Subsidiary than those that would have been obtained in a comparable arm's length transaction by the Company or such Subsidiary with an unrelated Person; and (ii) the Company delivers to the Trustee, with respect to any Affiliate Transaction involving aggregate consideration in excess of $2.0 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and such Affiliate Transaction is approved by a majority of the disinterested members of the Board of Directors; provided, that the following shall be deemed not to be Affiliate Transactions: (1) any reasonable employment agreement or stock option agreement entered into by the Company or any of its Subsidiaries with any of their respective employees in the ordinary course of business; (2) transactions between or among the Company and its Subsidiaries; (3) Restricted Payments permitted by clauses (i) and (ii) of the second paragraph of Section 4.08 hereof and Permitted Investments of a type referred to in clauses
          (i) and (iii) of the definition of Permitted
          Investments; (4) the payment of reasonable fees to directors of the Company or any of its Subsidiaries; and (5) Affiliate Transactions pursuant to agreements in effect on the date of this Indenture and described in the Disclosure Statement and renewals and extensions of such agreements on terms no less favorable to the Holders than the terms of such original agreements and transactions. Notwithstanding the foregoing, no transactions with, or for the benefit of the Holders, shall be deemed an Affiliate Transaction pursuant to this Section 4.11."

     3. Section 4.17. Section 4.17 of the Indenture is hereby amended and restated in its entirety to read as follows:

          "The Company will not, and will not permit any of its Subsidiaries to, engage in any business other than that which is related to the design, development, procurement, installation, operation or marketing of location, fleet management or related two-way messaging systems and businesses, other telematic business and reasonably related extensions thereof."

     4. No Conflict With Existing Provisions Notwithstanding any other provision of the Indenture or the Notes to the contrary, the performance by the Company of the terms and provisions of this Supplemental Indenture shall not contravene any covenant, duty or obligation of the Company contained in the Indenture or the Notes.

     All parties may sign any number of copies or counterparts of this Supplemental Indenture. Each signed counterpart shall be an original, but all of them together shall represent the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

                                     COMPANY:

                                     TELETRAC, INC.

                                     By:
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                                     Name:
                                          --------------------------------
                                                       (print)
                                     Title:
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                                     TRUSTEE:

                                     HSBC BANK USA

                                     By:
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                                     Name:
                                          --------------------------------
                                                       (print)
                                     Title:
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